SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                     POST-EFFECTIVE AMENDMENT NUMBER ONE TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               Jure holdings, INC.
                   (Formerly known as "Thor Ventures Corp.".)
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

           Florida                           98-0211356
  (State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)


                        1818 - 1177 West Hastings Street,
                          Vancouver, British Columbia,
                                 Canada V6E 2K3

                    (Address of principal executive offices)


                              Consulting Agreement
                              --------------------
                            (Full Title of the Plan)

                     Eric P. Littman, 7695 SW 104th Street,
                                 Miami, FL 33156

           (Name, address, including zip code, of agent for service)


   Telephone number, including area code, of agent for service: (305) 663-3333
                                                                --------------

















                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings

Pursuant to the undertaking set forth in paragraph (a)(3) of Item 9. of the registrant's registration statement on Form S-8 Commission File Number 333-103332 (the "Form S-8") filed on February 20, 2003, Jure Holdings, Inc. (formerly known as "Thor Ventures Corp.".) ("Company") hereby removes from registration any and all remaining shares of common stock registered under its Form S-8 which have not been issued or reserved for issuance under the Company's consulting agreement as of the date specified below.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment One to the Form S-8 registration statement Commission File Number 333-103332, filed on February 20, 2003 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baar, Switzerland on May 21, 2003.

                                    Jure Holdings, Inc.

                                    By: /s/ Henry Dattler
                                        ------------------ ---------------------
                                    Henry Dattler, Chief Executive Officer

                                    By: /s/ Josef Mettler
                                    Josef Mettler, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, has been signed by the following persons in the respective capacities and on the dates indicated.

Signature                           Title                     Date


/s/ Henry Dattler          Chief Executive Officer, Director  May 21, 2003
-----------------
Henry Dattler

/s/ Josef Mettler          Chief Financial Officer, Director  May 21, 2003
-----------------
Josef Mettler

/s/ Beat Baer              Director                           May 21, 2003
-------------
Beat Baer

/s/ Hans Joerg Hartmann    Director                           May 21, 2003
-----------------------
Hans Joerg Hartmann

/s/ Nora Coccaro           Corporate Secretary, Director      May 21, 2003
----------------
Nora Coccaro

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